SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the Securities
Exchange Act of 1934

Filed by the Registrant                                         (X)
Filed by a Party other than the Registrant        (   )

Check the appropriate box:

( )	Preliminary Proxy Statement
( )	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
(X)	Definitive Proxy Statement
( )	Definitive Additional Materials
( )	Soliciting Material Pursuant to Section 240.14a-11(c) or Section 240.14a-12

SEDONA SOFTWARE SOLUTIONS, INC.
(Name of Registrant as Specified in its Charter)

____________________________________________
(Name of Person(s) Filing Proxy Statement, if other than Registrant)

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(   )          Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

1)	Title of each class of securities to which transaction applies:

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( )
Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

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4)	Date Filed:

SEDONA SOFTWARE SOLUTIONS, INC.
____________________________________________________

NOTICE OF ANNUAL MEETING OF SHAREHOLDERS
___________________________________________________

      August 22, 2005

Dear Shareholder:

The annual meeting of the shareholders of Sedona Software Solutions, Inc. (the "Company") will be held at 3273 E. Warm Springs Rd., Las Vegas, Nevada 89120, on September 6, 2005, at 10:00 a.m. Pacific Standard Time, for the following purposes:

1.	To elect directors;

2.	To effect a reverse split of the Company’s common stock on the basis of one share of Common Stock for each five shares of Common Stock issued and outstanding;

3.	To transact any other business that may properly come before the meeting or any adjournment of the meeting.

Shareholders of record at the close of business on August 1, 2005 are entitled to notice of and to vote at the meeting. The Company’s proxy statement accompanies this notice.

All shareholders are invited to attend the meeting in person.

BY ORDER OF THE BOARD OF DIRECTORS,

/s/   David Clark
       David Clark
       President and CEO

August 22, 2005

IMPORTANT

Whether or not you expect to attend in person, we urge you to sign, date, and return the enclosed Proxy at your earliest convenience. This will ensure the presence of a quorum at the meeting. PROMPTLY SIGNING, DATING, AND RETURNING THE PROXY WILL SAVE SEDONA SOFTWARE SOLUTIONS, INC. THE EXPENSE AND EXTRA WORK OF ADDITIONAL SOLICITATION. Sending in your Proxy will not prevent you from voting your stock at the meeting if you desire to do so, as your Proxy is revocable at your option.

SEDONA SOFTWARE SOLUTIONS, INC.
3273 E. Warm Springs, Rd.,
Las Vegas, Nevada 89120
___________________________________________________________________________________________

August 22, 2005

PROXY STATEMENT FOR ANNUAL MEETING
OF SHAREHOLDERS
TO BE HELD September 6, 2005

NO PERSONS HAVE BEEN AUTHORIZED TO GIVE ANY INFORMATION OR TO MAKE ANY REPRESENTATIONS OTHER THAN THOSE CONTAINED IN THIS PROXY STATEMENT IN CONNECTION WITH THE SOLICITATION OF PROXIES MADE HEREBY, AND, IF GIVEN OR MADE, SUCH INFORMATION OR REPRESENTATIONS MUST NOT BE RELIED UPON AS HAVING BEEN AUTHORIZED BY SEDONA SOFTWARE SOLUTIONS, INC. OR ANY OTHER PERSON.

THE ANNUAL MEETING

GENERAL

This proxy statement is furnished in connection with the solicitation of proxies by the board of directors of Sedona Software Solutions to be voted at the annual meeting of shareholders of Sedona Software Solutions (the “annual meeting”), which will be held at 10:00 a.m. Pacific Time on September 6, 2005, at 3273 E. Warm Springs Rd., Las Vegas, Nevada 89120. The purpose of the annual meeting is (1) to consider and vote upon the election of its board of directors; (2) to effectuate a reverse split in the shares of Common Stock on the basis of one share of Common Stock for each five shares of Common Stock issued and outstanding; and (3) to conduct such other business as may properly come before the meeting. This proxy statement and the enclosed form of proxy are first being mailed to Sedona Software Solutions shareholders on or about August 22, 2005.

RECORD DATE; SOLICITATION OF PROXIES

The board of directors of Sedona Software Solutions has fixed the close of business on August 1, 2005 as the record date for the determination of shareholders entitled to notice of and to vote at the annual meeting. At the record date, there were approximately 5,376,500 shares of common stock issued, outstanding, and entitled to vote at the annual meeting. Holders of common stock are entitled to one vote at the annual meeting for each share of common stock held of record at the record date. There are no separate voting groups or separate series of stock.

In addition to the solicitation of proxies by the board of directors through use of the mails, proxies may also be solicited by Sedona Software Solutions and its directors, officers and employees (who will receive no additional compensation therefore) by telephone, telegram, facsimile transmission or other electronic communication, and/or by personal interview. Sedona Software Solutions will reimburse banks, brokerage houses, custodians and other fiduciaries who hold shares of common stock in their name or custody, or in the name of nominees for others, for their out-of-pocket expenses incurred in forwarding copies of the proxy materials to those persons for whom they hold such shares. Sedona Software Solutions will bear the costs of the annual meeting and of soliciting proxies therefore, including the cost of printing and mailing this proxy statement and related materials. Sedona Software Solutions has spent approximately $2,000 in legal and other expenses in the preparation of this proxy statement and other expenses connected with the solicitation of security holders. It is anticipated that Sedona Software Solutions will spend an additional $200 in solicitation of security holders before the meeting is held.

Any questions or requests for assistance regarding Sedona Software Solutions' proxies and related materials may be directed in writing to the Chief Executive Officer, David Clark, at 3273 E Warm Springs Rd., Las Vegas, Nevada 89120.

VOTE REQUIRED AND VOTING

In order to obtain shareholder approval, the presence, in person or by proxy duly authorized, of the holder or holders of 33 1/3 percent of the outstanding shares of the corporation’s common voting stock shall constitute a quorum for the transaction of business at the annual meeting. Abstentions may be specified and will be counted as present for the purpose of determining the existence of a quorum. Election of directors shall be accomplished by the one candidate receiving a plurality of the votes cast at a shareholder's meeting by the shareholders entitled to vote in the election.

Holders of common stock do not have cumulative voting rights. Therefore, holders of a majority of the shares of common stock voting for the election of directors can elect all of the directors. A vote by the holders of a majority of our outstanding shares is required to effectuate certain fundamental corporate changes such as liquidation, merger or an amendment to our articles of incorporation.

You can vote by either attending the annual meeting in person or by filling out and sending in your proxy. Shares of common stock that are represented by properly executed proxies, unless such proxies shall have previously been properly revoked (as provided herein), will be voted in accordance with the instructions indicated in such proxies. If no contrary instructions are indicated, such shares will be voted in favor of the nominee for the board of directors and in the discretion of the persons named in the proxy as proxy appointees, as to any other matter that may properly come before the annual meeting (of which Sedona Software Solutions is not presently aware). Shares represented by proxies that have voted against the propositions presented at the meeting cannot be used to postpone or adjourn the meeting in order to solicit more votes for the proposition.

Brokers who hold shares in a street name have the authority to vote when they have not received instructions from the beneficial owners. Brokers who do not receive instructions but who are present, in person or by proxy, at the annual meeting will be counted as present for quorum purposes.

OTHER MATTERS

It is not expected that any matters other than those referred to in this proxy statement will be brought before the annual meeting. If other matters are properly presented, however, the persons named as proxy appointees will vote in accordance with their best judgment on such matters. The grant of a proxy also will confer discretionary authority on the persons named as proxy appointees to vote in accordance with their best judgment on matters incident to the conduct of the annual meeting.

DISSENTERS’ RIGHT OF APPRAISAL

There are no rights of appraisal or similar rights of dissenters with respect to any of the scheduled matters to be acted upon at the Annual Meeting.

REVOCATION OF PROXY

Any shareholder may revoke his, her or its proxy (other than an irrevocable proxy coupled with an interest) at any time before it is voted, by: (1) filing with the corporate secretary of Sedona Software Solutions an instrument revoking the proxy; (2) returning a duly executed proxy bearing a later date; or (3) attending the annual meeting and voting in person. Attendance at the annual meeting will not by itself constitute revocation of a proxy.

PROPOSAL NO. 1: ELECTION OF DIRECTORS

One director is to be elected at the annual meeting, to hold office for one year or until the next annual meeting of shareholders, and until any successors are elected and qualified. It is intended that the accompanying proxy will be voted in favor of the following persons to serve as directors unless the shareholder indicates to the contrary on the proxy. Management expects that the nominee will be available for election, but if he is not a candidate at the time the election occurs, it is intended that such proxy will be voted for the election of another nominee to be designated by the board of directors to fill any such vacancy.

NOMINEES

Name	Age	Position with the Company
David Clark	34	President, Chief Executive Officer, Chief Financial Officer and Director

Set forth below is a brief description of the background and business experience of David Clark for the past five years.

Mr. David Clark:

Mr. Clark was awarded his MBA in 1998 from Brigham Young University, Marriott School of Management. From August 2000 to March 2001, Mr. Clark served as Manager of Corporate Communications for SkyWest Airlines. From March 2001 to March 2003, he served as a general business consultant in Las Vegas, Nevada. From March 2003 to March 2005, he founded and ran Nevada Family Magazine. He sold his ownership interest in Jan 2004, but continued to publish the magazine as publisher and editor-in-chief for the new owners (Mach One Media, LLC) until March of 2004.

Mr. Clark is currently working for DCFive Publishing and DCFive Consulting, engaging in custom publishing and business consulting, as the only partner of the company. Since June 26, 2005, ten days after an Information Statement was delivered to the Company shareholder’s in compliance with Section 14(f) of the Securities Exchange Act of 1934, as amended, and Rule 14f-1 thereunder, Mr. Clark has been sole Director, President, Chief Executive Officer, and Chief Financial Officer of the Company.

TERM OF OFFICE

Our Directors are elected for one-year terms, to hold office until the next annual general meeting of the shareholders, or until removed from office in accordance with our bylaws. Our officers are appointed by our board of directors and hold office until removed by the board.

INFORMATION REGARDING THE BOARD

Sedona Software Solutions, Inc. does not currently have an audit committee, compensation committee, nominating committee, executive committee, Stock Plan Committee, or any other committees. There is no need to delegate functions to these committees since the Company is currently not engaged in any business activity to justify the effort and expense of creating and maintaining these committees and there is currently only one director.

Because there was only one director during the last fiscal year, namely, Mr. John E. Cooper, the Company did not hold any formal meetings for the fiscal year ended June 30, 2004. Business necessitating a meeting has been conducted without taking a meeting upon written consent of the board of directors.

The following is a recitation of those that have served on the Board of Directors since 2003.

Effective as of January 3, 2003, Andrew J. Cooper and Gordon E. Cooper submitted their resignations as directors of the Company. On April 1, 2003, John E. Cooper submitted his resignation as Director, President, and CEO of the Company.

On July 28, 2003, John E. Cooper was reappointed by a written consent of a majority of the shareholders as the sole member of our board of directors. On May 13, 2005, however, John E. Cooper again submitted his resignation as director, Chief Executive Officer and Chief Financial Officer of the Company.

Prior to resigning, Mr. John Cooper appointed Mr. David Clark to succeed as director, Chief Executive Officer and Chief Financial Officer. Mr. David Clark is the brother of Mr. Bryan Clark of Cane Clark, LLP, which is a majority shareholder and serves as securities counsel for the Company. Cane Clark, LLP sought the services of Mr. David Clark, who has ample business experience to run the Company until a shareholder meeting can be held to elect a director. Mr. Clark took office as a director on June 26, 2005, ten days after an Information Statement was delivered to the Company shareholder’s in compliance with Section 14(f) of the Securities Exchange Act of 1934, as amended, and Rule 14f-1 thereunder. Mr. Cooper’s resignation from the Board of Directors became effective on the same date.

Mr. David Clark, who presently stands as our new director, Chief Executive Officer and Chief Financial Officer, is the sole nominee for director. Since there is no independent nominating committee, for reasons described above, Mr. David Clark will be simply offering himself as nominee for director to be determined at the next annual meeting.

OFFICER/DIRECTOR COMPENSATION

The table below summarizes the compensation earned for services rendered for the fiscal year ended June 30, 2002, June 30, 2003, and June 30, 2004. There has been no compensation earned for services rendered by our named Directors.

Name	Title	Year	Salary	Bonus	Other Compensation	Annual Awarded	Restricted Stock Options / SARs (#)	LTIP Payouts	All Other Compensation
John E. Cooper	CEO, CFO, Director	2002 2003 2004	$0 $0 $0	$0 $0 $0	$0 $0 $0	$0 $0 $0	$0 $0 $0	$0 $0 $0	$0 $0 $0
Kathleen Smith	Former Secretary and Treasurer	2002 2003 2004(1)	$0 $0 n/a	$0 $0 n/a	$0 $0 n/a	$0 $0 n/a	$0 $0 n/a	$0 $0 n/a	$0 $0 n/a

(1) Kathleen Smith did not serve in any capacity for the Company in the year 2004.

STOCK OPTION GRANTS

We did not grant any stock option to the executive officers during our most recent fiscal year ended June 30, 2004. We have also not granted any stock option to the executive officers since June 30, 2004. The board of directors recently enacted a 2005 Stock Option Plan that is subject to approval by our shareholders at this July 25, 2005 meeting.

SIGNIFICANT EMPLOYEES

The Company does not have any significant employees other than its Chief Executive Officer and Chief Financial Officer David Clark. While it is unknown what services Mr. David Clark will offer during the Company’s next fiscal year, largely because the company is not engaging in any business operations at this point, Mr. Clark will assist the Company in meeting its reporting obligations to the SEC as well as in its search and negotiations with new business opportunities and financing for the Company.

COMMUNICATIONS TO THE BOARD

As provided in our bylaws, Article XII, Section 44, shareholders may communicate with the board of directors by sending notice in the following manner: in writing or by facsimile, telex or telegram, either personally served or sent to such address as such director shall have filed in writing with the Nevada Secretary of State, or, in the absence of such filing, to the last known post office address of such director.

INVOVLEMENT IN CERTAIN LEGAL PROCEEDINGS

Except as set forth below, to the best of our knowledge, during the past five years, none of the following occurred with respect to a present or former director, executive officer, or employee of the Company: (1) any bankruptcy petition filed by or against any business of which such person was a general partner or executive officer either at the time of the bankruptcy or within two years prior to that time; (2) any conviction in a criminal proceeding or being subject to a pending criminal proceeding (excluding traffic violations and other minor offenses); (3) being subject to any order, judgment or decree, not subsequently reversed, suspended or vacated, of any court of any competent jurisdiction, permanently or temporarily enjoining, barring, suspending or otherwise limiting his involvement in any type of business, securities or banking activities; and (4) being found by a court of competent jurisdiction (in a civil action), the SEC or the Commodities Futures Trading Commission to have violated a federal or state securities or commodities law, and the judgment has not been reversed, suspended or vacated.

We are aware that a formal order of investigation by the SEC was entered in the matter titled "Sedona Software Solutions, Inc. / HO-9634." In accordance with this investigation, Mr. John E. Cooper, our Chief Executive and Financial Officer, testified before the SEC on February 11, 2003 in regard to this matter. On June 7, 2005, Mr. Cooper received notice from the staff at the SEC that it intends to recommend that the Commission file a civil action in U.S. District Court seeking the following:

• A permanent injunction pursuant to Section 20(b) of the Securities Act of 1933 (“Securities Act”) and Section 21(d)(1) of the Securities Exchange Act for the following conduct in or about January 2003:
1.
Violating Sections 5(a) and 5(c) of the Securities Act by offering and selling shares of Sedona Software Solutions, Inc. (“Sedona”) without a registration statement or proper exemption from registration;

2.	Violation Section 13(d) of the Exchange Act and Rule 13d-2 thereunder by failing to file an amended Schedule 13D with the Commission to report sales of Sedona stock;
3.	Violating Section 16(a) of the Exchange Act and Rules 16a-2 and 16a-3 thereunder by failing to make proper filing with the Commission disclosing sales and annual ownership of Sedona stock;
4.
Aiding and abetting Sedona’s violation of Section 13(a) of the Exchange Act and Rule 13a-11 thereunder by failing to file a current report on Form 8-K with the Commission disclosing that Sedona had been sold and that Mr. Cooper had resigned as chairman and CEO on the company (and was later reinstated as such).

• Disgorgement (including pre-judgment interest) of profits received in connection with unlawful sales of Sedona stock in or about January 2003;
• The imposition of civil penalties pursuant to Section 20(d) of the Sections Act and Section 21(d)(3) of the Exchange Act; and
• A permanent bar to Section 20(g) of the Securities Act and Section 21(d)(6) of the Exchange Act prohibiting Mr. Cooper from participating in penny stock offerings.

On June 23, 2005, the SEC sent a letter confirming a telephone conversation between SEC staff and the Company’s securities counsel indicating that the Commission intends to recommend enforcement action against the Company. The SEC further indicated that the Commission intends to file a civil action in the United States District Court to seek a permanent injunction against the Company pursuant to Section 20(b) of the Securities Act and Section 21(d)(1) of the Exchange Act for violations of Section 5(a) and 5(c) of the Securities Act, and Section 13(a) of the Exchange Act and Rule 13a-11 thereunder.

Since then, management has discussed possible resolutions with the Staff of the SEC. Those discussions are ongoing.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

Except as set forth below, none of the Company’s directors or executive officers, nor any proposed nominee for election as a director, nor any person who beneficially owns, directly or indirectly, shares carrying more than 5% of the voting rights attached to all of its outstanding shares, nor any members of the immediate family (including spouse, parents, children, siblings, and in-laws) of any of the foregoing persons has any material interest, direct or indirect, in any transaction during the last two years or in any presently proposed transaction which, in either case, has or will materially affect the Company.

Upon the close of the Share Transfer Agreement effective May 13, 2005, John E. Cooper, our sole director and officer, transferred his 3,000,000 shares of common stock in the Company to Cane Clark LLP, legal counsel for the Company for several years. In connection with the transfer of shares, Mr. Cooper also assigned a promissory note dated May 1, 2005 to Cane Clark LLP. This convertible promissory note is in the amount of $50,326.00 and in favor of Mr. Cooper for debt the Company owed to Mr. Cooper for funding our expenses. The convertible promissory note is due and payable on October 1, 2005 and may be converted into equity of the Company at a rate of 10% discount to the current market price of our common stock, but no more than $0.20 per share at any time while the note remains unpaid.

As part of the same transaction, Mr. Cooper’s two sons and prior directors of the Company, Andrew J. Cooper and Gordon E. Cooper, each transferred his 500,000 shares of common stock in the Company to Cane Clark, LLP. In consideration for the aggregate 4,000,000 shares, Cane Clark LLP agreed to forgive accrued legal fees incurred by the Company, which the Company was unable to afford, and provide future legal services. Through the end of May 2005, the Company owed legal fees to Cane Clark, LLP in the amount of $28,265.80 for legal services rendered. Future legal services over the next few months are estimated to be $10,000 - $20,000 principally in connection with fulfilling the Company’s basic reporting obligations under the 1934 Exchange Act and the general handling of its corporate legal affairs. In further consideration for the aggregate 4,000,000 shares, Cane Clark, LLP agreed to pay John E. Cooper, Andrew J. Cooper, and Gordon E. Cooper the total sum of $100,000 out of the proceeds of any resale of the shares.

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

The following persons have failed to file, on a timely basis, the identified reports required by Section 16(a) of the Exchange Act during the most recent fiscal year:

Name and Principal Position	Number of Late Reports	Transactions Not Timely Reported	Known Failures to File a Required Form
David Clark CEO & CFO	0	0	0
John E. Cooper Chief Executive Officer, Chief Financial Officer, and Director	0	0	2

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth certain information concerning the number of shares of our common stock owned beneficially as of August 1, 2005 by: (i) each person (including any group) known to us to own more than five percent (5%) of any class of our voting securities, (ii) each of our directors and each of our named executive officers, and (iii) officers and directors as a group. Unless otherwise indicated, the shareholders listed possess sole voting and investment power with respect to the shares shown.

Title of class	Name and address of beneficial owner	Number of Shares of Common Stock	Percentage of Common Stock(1)
Common Stock	Cane Clark, LLP	4,000,000	74%
Common Stock	David Clark 3273 E. Warm Springs Rd. Las Vegas, Nevada 89120	0	0%
	Officers and Directors
Common Stock	All Officers and Directors as a Group (0 persons)	0	0%

(1) Based on 5,376,500 shares of common stock issued and outstanding as of August 1, 2005. Beneficial ownership is determined in accordance with the rules of the SEC and generally includes voting or investment power with respect to securities. Except as otherwise indicated, we believe that the beneficial owners of the common stock listed above, based on information furnished by such owners, have sole investment and voting power with respect to such shares, subject to community property laws where applicable.

CHANGE IN CONTROL

The Company believes that the consummation of the Share Transfer Agreement, described above in the “Certain Relationships and Related Transactions” section of this proxy statement, represents a change of control of the Company. Upon the close of the Share Transfer Agreement effective May 13, 2005, Cane and Clark, LLP now owns approximately 74.4% of the voting shares of the Company.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE IN FAVOR OF THE NOMINEES. PROXIES SOLICITED BY SEDONA SOFTWARE SOLUTIONS WILL BE SO VOTED UNLESS SHAREHOLDERS SPECIFY IN THEIR PROXIES A CONTRARY CHOICE.

PROPOSAL NO. 2: REVERSE STOCK SPLIT

On June 30, 2005, our board of directors determined that it would be in our best interest to conduct a reverse stock split of our common stock on a five for one basis. This will result in each shareholder receiving one share of our common stock in exchange for five shares of stock they currently hold.

RISK FACTORS ASSOCIATED WITH THE REVERSE STOCK SPLIT

There can be no assurance that the total market capitalization of the common stock (the aggregate value of all the common stock at the then market price) after the reverse stock split will be equal to or greater than the total market capitalization before the proposed reverse stock split.

MATERIAL EFFECTS OF THE PROPOSED REVERSE STOCK SPLIT

The reverse stock split will affect all of our stockholders uniformly and will not affect any stockholder's percentage ownership interest, except to the extent that the reverse stock split would otherwise result in any of our stockholders owning a fractional share, the effect of which is described below. The reverse stock split will not affect any stockholder's percentage ownership or proportionate voting power, subject only to the treatment of fractional shares.

The principal effect of the reverse stock split will be that the number of shares of the common stock issued and outstanding will be reduced from 5,376,500 shares to approximately 675,300 shares. The number of authorized shares will remain unaffected at 75,000,000.

None of our debt will be affected by the reverse stock split.

PURPOSE OF THE REVERSE STOCK SPLIT

The intended purpose of the stock split is to provide more flexibility in procuring financing or new business opportunities to benefit the Company. We will need to secure financing or new business opportunities if we are going to move the Company forward from its current inactive status. By conducting a reverse split of the Company’s stock, management hopes to attract new business opportunities.

EFFECT ON FRACTIONAL STOCKHOLDERS

No fractional shares of common stock will be issued in connection with the reverse stock split. If as a result of the reverse stock split, a stockholder would otherwise hold a fractional share, the stockholder, in lieu of the issuance of a certificate for a fractional share, would be entitled to receive a payment in cash for fair market value of the fractional share. The board of directors may elect either (a) to arrange for our transfer agent to aggregate and sell these fractional shares of our common stock and distribute the funds in lieu of those fractional shares or (b) to make a cash payment in an amount equal to the fair market value of the fractional shares to the holding shareholders.

SHARE AMOUNT FOLLOWING THE REVERSE SPLIT

If you want to continue to hold our common stock after the reverse stock split in the amount previously held, you may do so by taking either of the following actions far enough in advance so that it is completed by the effective date of the reverse stock split:

1. Purchase a sufficient number of shares of our common stock through the market so that you hold at least an amount of shares of common stock in your account prior to the reverse stock split that would entitle you to receive the same number of shares as you currently hold on a post-reverse stock split basis; or

2. If applicable, consolidate your accounts so that you hold at least an amount of shares of common stock in one account prior to the reverse stock split that would entitle you to receive the number of shares you desire to hold on a post-reverse stock split basis. Shares held in registered form (that is, shares held by you in your own name in our stock records maintained by our transfer agent) and shares held in "street name" (that is, shares held by you through a bank, broker or other nominee), for the same investor will be considered held in separate accounts and will not be aggregated when effecting the reverse stock split.

EFFECT ON REGISTERED AND BENEFICIAL STOCKHOLDERS

Upon the effective date of the reverse stock split, we intend to treat stockholders holding common stock in "street name," through a bank, broker or other nominee, in the same manner as registered stockholders whose shares are registered in their names. Banks, brokers or other nominees will be instructed to affect the reverse stock split for their beneficial holders, holding the common stock in "street name." However, such banks, brokers or other nominees may have different procedures than registered stockholders for processing the reverse stock split. If you hold your shares with such a bank, broker or other nominee and if you have any questions in this regard, we encourage you to contact your nominee.

EFFECT ON REGISTERED “BOOK-ENTRY” SHAREHOLDERS

Our registered stockholders may hold some or all of their shares electronically in book-entry form. These stockholders will not have stock certificates evidencing their ownership of the common stock. They are, however, provided with a statement reflecting the number of shares registered in their accounts. If you hold registered shares in a book-entry form, you do not need to take any action to receive your post-reverse stock split shares. If you are entitled to post-reverse stock split shares, a transaction statement will automatically be sent to your address of record indicating the number of shares you hold.

EFFECT ON REGISTERED CERTIFICATED SHARES

Some of our registered stockholders hold all their shares in certificate form or a combination of certificate and book-entry form. If any of your shares are held in certificate form, you will receive a transmittal letter from our transfer agent, Pacific Stock Transfer Company, as soon as practicable after the effective date of the reverse stock split. The letter of transmittal will contain instructions on how to surrender your certificate(s) representing your pre-reverse stock split shares to the transfer agent. Upon receipt of your stock certificate and executed letter of transmittal you will be issued a new certificate reflecting your post-reverse stock split shares. Shareholders should not destroy any stock certificate(s) and should not submit any certificate(s) until requested to do so.

POTENTIAL ANTI-TAKEOVER EFFECT

The reverse stock split proposal is not being proposed in response to any effort of which we are aware to accumulate the shares of common stock or obtain control of us.

PROCEDURE FOR EFFECTING REVERSE STOCK SPLIT

The reverse stock split will not be affected until approved by the majority of shareholders and fifteen days thereafter in order to properly notify NASDAQ of the stock split. Beginning on the effective date, each certificate representing pre-reverse stock split shares will be deemed for all corporate purposes to evidence ownership of post-reverse stock split shares.

FEDERAL INCOME TAX CONSEQUENCES OF THE REVERSE STOCK SPLIT

The following summary of the material United States federal income tax consequences, to a United States holder of shares of our common stock, of the reverse stock split does not purport to be a complete discussion of all of the possible federal income tax consequences of this transaction and is included for general information only. Further, it does not address any state, local or foreign income or other tax consequences. Also, it does not address the tax consequences to holders that are subject to special tax rules, such as banks, insurance companies, regulated investment companies, personal holding companies, foreign entities, nonresident alien individuals, broker-dealers and tax-exempt entities. The discussion is based on the provisions of the United States federal income tax law as of the date of this proxy statement, which is subject to change retroactively as well as prospectively. This summary also assumes that the pre-split shares were, and the post-split shares will be, held as a "capital asset," as defined in the Internal Revenue Code (i.e., generally, property held for investment). The tax treatment of a stockholder may vary depending upon the particular facts and circumstances of the stockholder. Each stockholder is urged to consult with the stockholder's own tax advisor with respect to the tax consequences of these transactions. As used herein, the term United States holder means a holder that is, for federal income tax purposes: a citizen or resident of the United States; a corporation or other entity taxed as a corporation created or organized in or under the laws of the United States, any State of the United States or the District of Columbia; an estate the income of which is subject to federal income tax regardless of its source; or a trust if a U.S. court is able to exercise primary supervision over the administration of the trust and one or more U.S. persons have the authority to control all substantial decisions of the trust.

No gain or loss should be recognized by a stockholder upon the stockholder's exchange of pre-reverse stock split shares for post-reverse stock split shares pursuant to the reverse stock split. The aggregate tax basis of the post-reverse stock split shares received in each stock split (including any fraction of a post-reverse stock split share deemed to have been received) will be the same as the stockholder's aggregate tax basis in the pre-reverse stock split shares.

The stockholder's holding period for the post-reverse stock split shares will include the period during which the stockholder held the pre-reverse stock split shares surrendered in the reverse stock split.

Our view regarding the tax consequences of these transactions described in this section is not binding on the Internal Revenue Service or the courts. Accordingly, each stockholder is urged to consult with his or her own tax advisor with respect to all of the potential tax consequences to him or her of the reverse stock split.

FORWARD -LOOKING STATEMENTS

This proxy statement includes statements that are not historical facts. These statements are “forward-looking statements” as defined in the Private Securities Litigation Reform Act of 1995 and are based, among other things, on our current plans and expectations. As such, these forward-looking statements involve uncertainty and risk.

The Company does not undertake any obligation to update the forward-looking statements contained in this proxy statement to reflect actual results, changes in assumptions, or changes in other factors affecting these forward-looking statements.

FUTURE STOCKHOLDER PROPOSALS

No proposals have been received from any shareholder to be considered at the Annual Meeting

The deadline for submittals of shareholder proposals for the next regularly scheduled annual meeting will be not less than 120 calendar days before the date of the company’s proxy statement released to shareholders in connection with the previous year’s annual meeting. A shareholder proposal submitted outside the processes of SEC Regulation Section 240.14a-8 will be considered untimely if received at the principal offices of the Company on or after 45 days prior to the Company's release of its proxy statement to shareholders.

WHERE YOU CAN FIND MORE INFORMATION

Sedona Software Solutions is subject to the informational requirements of the Securities Exchange Act of 1934, as amended. Sedona Software Solutions files reports, proxy statements and other information with the SEC. You may read and copy these reports, proxy statements and other information at the SEC’s Public Reference Section at 450 Fifth Street, N.W., Washington, D.C. 20549. You may obtain information on the operation of the Public Reference Room by calling the SEC at 1-800-SEC-0330.

The SEC also maintains an Internet website, located at www.sec.gov, that contains reports, proxy statements and other information regarding companies and individuals that file electronically with the SEC.

By Order of the Board of Directors
of Sedona Software Solutions, Inc.

/s/   David Clark
       David Clark
       Chief Executive Officer, Chief Financial Officer, and Director

Sedona Software Solutions, Inc.

Annual Meeting of Shareholders
September 6, 2005
PROXY

The undersigned appoints David Clark of Sedona Software Solutions, Inc. with full power of substitution, the attorney and proxy of the undersigned, to attend the annual meeting of shareholders of Sedona Software Solutions, Inc., to be held September 6, 2005 beginning at 10:00 a.m., Pacific Standard Time, at 3273 E. Warm Springs Rd., Las Vegas, Nevada 89120, and at any adjournment thereof, and to vote the stock the undersigned would be entitled to vote if personally present, on all matters set forth in the Proxy Statement sent to Shareholders, a copy of which has been received by the undersigned, as follows:

Please mark your votes as indicated [X]                                                                              Total Number of Shares Held: ______________

This proxy when properly signed will be voted in the manner directed herein by the undersigned shareholder. IF NO DIRECTION IS MADE, THIS PROXY WILL BE VOTED FOR THE PROPOSAL.

1. For the election of the following nominee as directors of the Company, to serve until the next annual meeting or until their successors are elected and qualified: David Clark.

FOR Nominee	NOT FOR Nominee
[_]	[_]

2. To effect a reverse split of the Company’s common stock on the basis of one share of Common Stock for each five shares of Common Stock issued and outstanding by filing a Certificate of Amendment to the Company’s Certificate of Incorporation.

FOR Reverse Split	NOT FOR Reverse Split
[_]	[_]

In his discretion, the proxy is authorized to vote upon such other business as may properly come before the meeting.

IMPORTANT - PLEASE SIGN AND RETURN PROMPTLY. When joint tenants hold shares, both should sign. When signing as attorney, executor, administrator, trustee, or guardian, please give full title as such. If a corporation, please sign in full corporate name by President or other authorized officer. If a partnership, please sign in partnership name by an authorized person. Please sign exactly as your name appears on your stock certificate(s).

Signature(s)                                                                                                        Dated: ________________, 2005

__________________________________                                              _______________________________________

PLEASE SIGN AND RETURN THIS PROXY PROMPTLY